CERTIFICATE OF INCORPORATION
                                       OF
                       ELECTRONIC BUSINESS SERVICES, INC.

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                          CERTIFICATE OF INCORPORATION
                                       OF
                       ELECTRONIC BUSINESS SERVICES, INC.


         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purpose hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies:

         FIRST: The name of the corporation is Electronic Business Services, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware shall be at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name and address of the Corporation's registered agent in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

         FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is Fifty One Million (51,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and One Million (1,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

                  B. Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (the "Board of Directors"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board of Directors providing for the issuance of such series of Preferred Stock. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

                  I. SERIES C PREFERRED STOCK. A series of the Preferred Stock, designated the Series C Redeemable Preferred Stock (herein the "Series C Preferred Stock"), is hereby established. The aggregate number of shares of the Series C Preferred Stock shall

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be 1,500  and the  stated  value of such  stock  shall be One  Thousand  Dollars
($1,000) per share; provided, that upon redemption, repurchase, or other reacquisition of shares of the Series C Preferred Stock, the number of shares of such Series C Preferred Stock and the number of shares of authorized Series C Preferred Stock shall automatically be reduced by such number of shares that have been redeemed, repurchased or reacquired. The foregoing notwithstanding, during such period in which shares of the Corporation's Series C Preferred Stock are outstanding, the Corporation shall not issue other series of Preferred Stock
having  dividend  rights,  powers,   rights,   privileges  or  preferences  upon
liquidation  that are superior to the Series C Preferred Stock. The preferences,
powers,   rights  and  privileges  and  the   qualifications,   limitations  and
restrictions of the Series C Preferred Stock are as follows:

                  a. DIVIDEND RIGHTS. The holders of the Series C Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of $125 per share (the "Dividend") per annum from the date of issuance which shall accrue quarterly in equal increments of $31.25 on January 15, April 15, July 15 and October 15 of each year (each a "Dividend Accrual Date") commencing April 15, 1999, which Dividend shall be payable on the first business day that is ten (10) days following each such Dividend Accrual Date (each such date being a "Dividend Payment Date") which dividends shall be payable in preference and priority to any payment of any cash dividend on Common Stock and any shares of any other class or series of preferred or other form of capital stock of the Corporation (such Common Stock and other stock being collectively referred to as "Junior Stock"), when and as declared by the Board of Directors of the Corporation. Such dividends shall accrue and be deemed to accrue whether or not earned or declared, and shall be cumulative so that if such dividends on the Series C Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any shares of Junior Stock and before any purchase or acquisition of any shares of Junior Stock is made by the Corporation. Accrued, but unpaid, Dividends shall bear interest at twelve and one-half percent (12.5%) per annum, compounded annually.

                  b. LIQUIDATION RIGHTS. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount equal to One Thousand Dollars ($1,000) per share, plus all accrued and unpaid dividends and interest on the Series C Preferred Stock (no less and no more) and any unpaid penalties. If the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay in full all amounts to which the holders of the Series C Preferred Stock are entitled, the amount available for distribution shall be shared PRO RATA by the holders of such series. For the purposes of this Section b, a merger or consolidation of the Corporation with any other corporation or other entity in which the corporation's shareholders do not have a controlling interest in the surviving

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corporation in the merger or  consolidation,  or the sale,  transfer or lease of all or substantially all the Corporation's assets shall constitute and be deemed a liquidation, dissolution, or winding up of the Corporation.

                  c. VOTING RIGHTS. In addition to any other vote or consent required by the laws of the State of Delaware, the Corporation will not, without the affirmative votes or written consent of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding shares of Series C Preferred Stock (with each share of Series C Preferred Stock being entitled to one vote):

         (1) In any manner, including by amendment of its Certificate of Incorporation or By-laws, alter or change the powers, rights, preferences or privileges or the qualifications, limitations or restrictions of the Series C Preferred Stock;

         (2) Create, authorize or issue a new class or series (or change or reclassify a class or series of shares with junior, subordinate or inferior rights into a class or series of shares) having rights, preferences or privileges prior, superior or on parity with the shares of Series C Preferred Stock or increase the rights, preferences, privileges or number of any class or series having rights, preferences or privileges on dissolution that are prior, superior or on parity with those of the Series C Preferred Stock;

         (3) Increase or decrease the aggregate number of authorized shares of Series C Preferred Stock, except for any decrease resulting from any redemption, repurchase or other reacquisition; effect an exchange or reclassification or create a right of exchange, of all or part of the shares of Series C Preferred Stock into shares of another class; effect an exchange or reclassification or create a right of exchange, of all or part of the shares of another class or series into the shares of Series C Preferred Stock; change the shares of all or part of the Series C Preferred Stock into a different number of shares of Series C Preferred Stock.

         (4) Repurchase redeem or otherwise acquire any shares of the Corporation's capital stock other than the Series C Preferred Stock if any dividends on the Series C Preferred Stock which have accrued and are payable remain outstanding at the time;

         (5) Liquidate, dissolve or wind-up the affairs of the Corporation or merge or consolidate the Corporation with any other entity or sell or encumber all or substantially all of the Corporation's assets or issue in one or a series of related transactions shares representing more than fifty percent (50%) of the aggregate voting power of all classes and series of the Corporation's voting stock if any dividends on the Series C Preferred Stock which have accrued and are payable remain outstanding at the time; or

         (6) Declare or pay any dividend or other distribution with respect to Junior Stock if any dividends on the Series C Preferred Stock which have accrued and are payable remain outstanding at the time.

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                  d.  DIRECTORS.  In addition to the rights  specified above and any other rights provided in the Corporation's Bylaws or the laws of the State of Delaware, a majority of the holders of the Series C Preferred Stock shall have the right at all times to elect one member to the Board of Directors of the Corporation. The right to elect one director accorded to the holders of the Series C Preferred Stock may be exercised either at a special meeting of the holders of Series C Preferred Stock, or at a special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting which such holders shall have the right to execute from time to time irrespective of the call of any special meeting of the stockholders; provided that in no event shall the holders of the Series C Preferred Stock have the right to elect a member to the Board of Directors any more frequently than the election of the other members of the Board of Directors by the shareholders (although such holders may replace their designated director at any time as provided above). The director to be elected by the holders of the Series C Preferred Stock shall serve for terms extending from the date of his election and qualification until the time of the next succeeding annual meeting of the stockholders of the Corporation and until his successor has been elected and qualified; provided, however, that such director may be removed by the Company
immediately   and  without  notice  upon   redemption  by  repurchase  or  other
reacquisition of all of the Series C Preferred Stock.

                  II. SERIES D CONVERTIBLE PREFERRED STOCK. A series of the Preferred Stock, designated the Series D Redeemable Convertible Preferred Stock (herein the "Series D Preferred Stock"), is hereby established. The aggregate number of shares of the Series D Preferred Stock shall be 700 and the stated value of such stock shall be One Thousand Dollars ($1,000) per share; provided, that upon redemption, repurchase, or other reacquisition of shares of the Series D Preferred Stock, the number of shares of such Series D and the number of shares of authorized Series D Preferred Stock shall automatically be reduced by such number of shares that have been redeemed, repurchased or reacquired. The foregoing notwithstanding, during such period in which shares of the Corporation's Series D Preferred Stock are outstanding, the Corporation shall not issue other series of Preferred Stock having dividend rights, powers, rights, privileges or preferences upon liquidation that are superior to the Series D Preferred Stock except for the 1,500 shares of Series C Preferred Stock issued to Waterside Capital Corporation. The preferences, powers, rights and privileges and the qualifications, limitations and restrictions of the Series D Preferred Stock are as follows:

         a. DIVIDEND RIGHTS. The holders of the Series D Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of $125 per share (the "Dividend") per annum from the date of issuance which shall accrue quarterly in equal increments of $31.25 on January 15, April 15, July 15 and October 15 of each year (each a "Dividend Accrual Date") commencing October 15, 1999, which Dividend shall be payable on the first business day that is ten (10) days following each such Dividend Accrual Date (each such date being a "Dividend Payment Date") which dividends shall be payable in preference and priority to any payment of any cash dividend on Common Stock and any shares of any other class or series of preferred (other than the Series C Preferred Stock) or other form of capital stock of the Corporation (such Common Stock and other stock (other than the Series C Preferred Stock)

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being  collectively  referred  to as  "Additional  Junior  Stock"),  when and as declared by the Board of Directors of the Corporation. Such dividends shall accrue and be deemed to accrue whether or not earned or declared, and shall be cumulative so that if such dividends on the Series D Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any shares of Additional Junior Stock and before any purchase or acquisition of any shares of Additional Junior Stock is made by the Corporation. Accrued, but unpaid, Dividends shall bear interest at twelve and one-half percent (12.5%) per annum, compounded annually.

         b. LIQUIDATION RIGHTS. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders (after the payment in full of an amount equal to One Thousand Dollars ($1,000) per share of Series C Preferred Stock, plus all accrued and unpaid dividends and interest on the Series C Preferred Stock and any unpaid penalties, but before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Additional Junior Stock) an amount equal to One Thousand Dollars ($1,000) per share, plus all accrued and unpaid dividends and interest on the Series D Preferred Stock (no less and no more) and any unpaid penalties. If the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay in full all amounts to which the holders of the Series D Preferred Stock are entitled, the amount available for distribution shall be shared PRO RATA by the holders of such series. For the purposes of this Section b, a merger or consolidation of the Corporation with any other corporation or other entity in which the corporation's shareholders do not have a controlling interest in the surviving corporation in the merger or consolidation, or the sale, transfer or lease of all or substantially all the Corporation's assets shall constitute and be deemed a liquidation, dissolution, or winding up of the Corporation.

         c. VOTING RIGHTS. In addition to any other vote or consent required by the laws of the State of Delaware, the Corporation will not, without the affirmative votes or written consent of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding shares of Series D Preferred Stock (with each share of Series D Preferred Stock being entitled to one vote):

         (1) In any manner, including by amendment of its Certificate of Incorporation or By-laws, alter or change the powers, rights, preferences or privileges or the qualifications, limitations or restrictions of the Series D Preferred Stock;

         (2) Create, authorize or issue a new class or series (or change or reclassify a class or series of shares with junior, subordinate or inferior rights into a class or series of shares) having rights, preferences or privileges prior, superior or on parity with the shares of Series D Preferred Stock (other than the Series C Preferred Stock) or increase the rights,

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preferences,  privileges  or  number  of any  class  or  series  having  rights, preferences or privileges on dissolution that are prior, superior or on parity with those of the Series D Preferred Stock;

         (3) Increase or decrease the aggregate number of authorized shares of Series D Preferred Stock, except for any decrease resulting from any redemption, repurchase or other reacquisition; effect an exchange or reclassification or create a right of exchange, of all or part of the shares of Series D Preferred Stock into shares of another class; effect an exchange or reclassification or create a right of exchange, of all or part of the shares of another class or series into the shares of the Series C Preferred Stock or Series D Preferred Stock; change the shares of all or part of the Series D Preferred Stock into a different number of shares of Series D Preferred Stock.

         (4) Repurchase redeem or otherwise acquire any shares of the Corporation's capital stock other than the Series D Preferred Stock if any dividends on the Series D Preferred Stock which have accrued and are payable remain outstanding at the time;

         (5) Liquidate, dissolve or wind-up the affairs of the Corporation or merge or consolidate the Corporation with any other entity or sell or encumber all or substantially all of the Corporation's assets or issue in one or a series of related transactions shares representing more than fifty percent (50%) of the aggregate voting power of all classes and series of the Corporation's voting stock if any dividends on the Series D Preferred Stock which have accrued and are payable remain outstanding at the time; or

         (6) Declare or pay any dividend or other distribution with respect to Additional Junior Stock if any dividends on the Series D Preferred Stock which have accrued and are payable remain outstanding at the time.

         d. CONVERSIONS. The holders of shares of Series D Preferred Stock shall have the following conversion rights:

         (1) RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph d, the holder of any share of Series D Preferred Stock shall have the right, at its option at any time, to convert any such share of Series D Preferred Stock into 870 fully paid and nonassessable shares of Common Stock or, in case an adjustment (an "Adjustment") has taken place pursuant to the further provisions of this paragraph d, then as last adjusted and in effect at the date any share or shares of Series D Preferred Stock are surrendered for conversion. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series D Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series D Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

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         (2) ISSUANCE OF CERTIFICATES:  TIME CONVERSION EFFECTED. Promptly after receipt of the written notice referred to in subparagraph d.1. and surrender of the certificate or certificates for the share or shares of Series D Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series D Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series D Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         (3) FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Series D Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash within ninety days after the date of conversion an amount equal to all dividends accrued and unpaid on the shares of Series D Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph d.2. In case the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph d.1. exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph d.3., be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series D Preferred Stock for conversion, an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

         (4) ADJUSTMENT OF PRICE FOR STOCK SPLITS AND OTHER SUBDIVISION AND COMBINATIONS. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, or shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), or shall otherwise issue Common Stock for no consideration, then the number of shares of Common Stock into which the Series D Preferred Stock may be converted will be adjusted appropriately.

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         In case the  Corporation  shall  take a record  of the  holders  of its
Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (5) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series D Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series D Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for Adjustments) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

         (6) NOTICE OF ADJUSTMENT Upon any Adjustment, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series D Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the adjustment resulting from such Adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         (7) STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series D Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series D Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series D Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation.

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         (8) NO  REISSUANCE  OF  SERIES D  PREFERRED  STOCK.  Shares of Series D
Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

         (9) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Series D Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Preferred Stock which is being converted.

         (10) CLOSING OF BOOKS. The Corporation will at no time close its Transfer books against the transfer of any Series D Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock in any manner which interferes with the timely conversion of such Series D Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                  III.  COMMON STOCK

                  a. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, powers, rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject to and subordinate to those that are or may be fixed with respect to the Preferred Stock.

                  b. DIVIDEND RIGHTS. The Corporation shall not make any dividend payments upon the Common Stock as long as any shares of Series C Preferred Stock or Series D Preferred Stock are outstanding unless all dividends, deficiencies and penalties relating to the Series C Preferred Stock and Series D Preferred Stock have been fully paid or declared and set apart for payment.

                  c. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the rights of the holders of the Common Stock shall be subordinate to the rights of the holders of the Preferred Stock, as more specifically described above, and the assets of the Corporation shall not be deemed available for distribution unless and until the liquidation preference of the Preferred Stock has been satisfied.

         FIFTH: In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

         SIXTH: Notwithstanding Article Fifth hereof, the Bylaws may be adopted, rescinded, altered or amended in any respect by the shareholders of the Corporation, but only by the affirmative vote of the holders of not less than a

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majority  of the  voting  power  of  all  outstanding  shares  of  voting  stock regardless of class and voting together as a single voting class.

         SEVENTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section B of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or Amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three (3) shareholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         EIGHTH: Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section B of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series. Any stockholder proposals and nominations for the election of a director by a stockholder shall be delivered to the Corporate Secretary of the Corporation no less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary of the Company's annual meeting held in the prior year, provided, however, in the event the Company shall not have had an annual meeting in the prior year, such notice shall be delivered no less than ninety (90) days nor more than one hundred twenty (120) days in advance of May 15 of the current year. Such stockholder nominations must contain (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting: (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment of the proposed nominee, (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice of nominees for election at the annual meeting, (x) the name and record address of the stockholder, and (y) the class and number of shares of
capital  stock  of  the  Corporation   which  are  beneficially   owned  by  the
stockholder.

         NINTH: Except as may otherwise be provided pursuant to Section B of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting

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from death, resignation,  removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

         TENTH: Except for such additional directors as may be elected by the holders of any series of Preferred Stock pursuant to the terms thereof established by a resolution of the Board of Directors pursuant to Article Fourth hereof, any director may be removed from office with or without cause and only by the affirmative vote of the holders of not less than 50% of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director regardless of class and voting together as a single voting class.

         ELEVENTH: Meetings of shareholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

         TWELFTH: For the purposes of this Certificate of Incorporation, the terms "affiliate," "associate," "control," "interested stockholder," "owner," "person" and "voting stock" shall have the meanings set forth in Section 203(c) of the Delaware General Corporation Law.

         THIRTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on shareholders herein are granted subject to this reservation.

         FOURTEENTH: No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the

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

personal liability of a director of the Corporation existing at the time of such repeal or modification.

         FIFTEENTH: No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

September 24, 1999             ELECTRONIC BUSINESS SERVICES, INC.


                                By: /s/ HAROLD S. FISCHER
                                ------------------------------------------------
                                Name:   Harold S. Fischer
                                Title:  President and Chief Executive Officer



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